Exhibit (10-4)

                          ADDITIONAL REMUNERATION PLAN

                          The Procter & Gamble Company
                           (As amended July 11, 2000)

     RESOLVED, That the following plan for additional remuneration of the Chairman of the Board and such other officers and employees of The Procter & Gamble Company and subsidiary companies who, in the opinion of the Chief Executive, are largely responsible for the success and development of the business, be and the same is hereby adopted providing for additions to their compensation in relation to the consolidated profit of the Company for the fiscal year and the contribution by those persons to the operation of the Company. Such additional remuneration may be paid in recognition of the contribution of such persons during that year, and/or their contribution to earnings growth over the current and prior years. Credits to a fund established for this purpose are to be based upon a percentage of the annual consolidated profit of the companies.

1. Each fiscal year there shall be set aside in an additional remuneration fund an amount equal to five percent of the consolidated profit before providing for foreign and United States Federal Income Taxes, based on income of The Procter & Gamble Company and its subsidiary companies included in its Consolidated Statement of Profit and Loss for such fiscal year, conditional upon there being left for consolidated net profit an amount at least equal to the sum of the dividends on the outstanding Preferred Stock of The Procter & Gamble Company, plus the sum of the dividends on the outstanding Common Stock of The Procter & Gamble Company for said fiscal year, prior deductions having been provided for of the full amount of the contributions to the Profit Sharing Trust and Employee Stock Ownership Plan; provided, however, that if at the end of any fiscal year the full amount equal to said five percent cannot be set aside on account of the condition above stated, then the amount to be set aside shall be reduced to the extent necessary to meet said condition. Unawarded balances in any year shall remain in said fund and be available in later years; provided, however, that this Board reserves the right to withdraw from said fund any unawarded balances or part thereof remaining after the award at the end of any fiscal year.

2. For each fiscal year the Compensation Committee of the Board of Directors shall determine the method of payment and the amount of the additional remuneration to be awarded from said fund to each principal officer elected by the Board of Directors. The Chief Executive shall determine which other persons are to receive additional remuneration out of said fund and the method of payment and the amount to be awarded to each.

3. Awards may be made by the Chief Executive to any employee, including principal officers elected by the Board of Directors except the Chairman of the Board, upon the termination of their employment or the granting of a leave of absence where their last year of employment is less than the full fiscal year. Normally such awards will be made only if the period of employment for such fiscal year is one month or more. The Chief Executive may delegate to an appropriate Vice President the authority to make such awards to persons who are not principal officers.

4. The consolidated profit and the consolidated net profit of The Procter & Gamble Company and the subsidiary companies consolidated for each year shall be determined in accordance with generally accepted principles of accounting and approved by the independent certified public accountants selected by this Board, and no person who may, at any time, be selected to share in the fund provided for in paragraph 1 above shall have any right to question the consolidated profit or the consolidated net profit so determined.

5. While the amount received by any one individual for any year under this resolution shall be considered as earned remuneration in addition to salary paid, it shall be understood that this plan does not give to any officer or employee any contract rights, express or implied, against any Company for any award from the Fund or for compensation in addition to the salary paid to him, or any right to question the action of the Board of Directors, the Compensation Committee or the Chief Executive.

6. Notwithstanding the foregoing, if there is a Change in Control (as hereinafter defined) in any fiscal year, an additional remuneration fund shall be set aside and additional remuneration awards shall be made for the period from the beginning of the fiscal year in which a Change in Control occurred up to and including the date of such Change in Control ("CIC Period") pursuant to this Plan, substituting "CIC Period" for "fiscal year." If financial statements specified in paragraphs 1 and r are not available for the CIC Period, the Compensation Committee shall determine the amount of additional remuneration awarded from the fund in good faith.

     "Change in Control" shall mean the occurrence of any of the following:

     (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 6(a), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

     (b) The individuals who, as of July 11, 2000 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least half of the members of the Board; or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c)  The consummation of:

          (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

               (A) the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

               (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least half of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

               (C) no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or
                    (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

          (ii) A complete liquidation or dissolution of the Company; or

          (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

7. This Board reserves the right to terminate this plan at any time during any fiscal year and any unawarded balance remaining in the fund shall be withdrawn.

Original Plan - Adopted April 12, 1949
Amended - September 12, 1950 (Eff. 7/1/50)
Paragraphs 1, 2, and 7 amended - June 14, 1960 (Eff. 7/1/59)
Paragraphs 2 and 4 amended - June 13, 1961 (Eff. 7/1/60)
Entire Plan amended - June 10, 1975 (Eff. 7/1/75)
Paragraphs 1, 2 and 5 amended - March 13, 1979 (Eff. 10/10/78)
Paragraphs 1 and 8 amended - May 13, 1980 (Eff. 5/13/80)
Resolution and Paragraphs 1, 2 and 8 amended - April 14, 1981 (Eff. 4/14/81) Resolution and Paragraphs 2, 3 and 8 amended - July 12, 1983 (Eff. 7/12/83) Paragraphs 1 and 8 amended - June 11, 1985 (Eff. 6/11/85)
Resolution and Paragraphs 2, 3 and 8 amended - June 10, 1986 (Eff. 6/10/86) Paragraphs 1 and 8 amended - June 14, 1988 (Eff. 6/14/88)
Paragraphs 1, 2 and 8 amended - June 12, 1990 (Eff. 6/12/90)
Paragraphs 3, 6 amended and Paragraph 8 deleted July 11, 2000 (eff.7/11/00)